Exhibit 99.1

NEWS RELEASE

	Contacts:	Chaparral Energy, Inc.
Joe Evans, EVP & CFO
405-478-8770
FOR IMMEDIATE RELEASE		DRG&E
Ken Dennard, Managing Partner
713-529-6600

CHAPARRAL ENERGY ANNOUNCES COMMENCEMENT OF

PRIVATE PLACEMENT OF $275 MILLION OF SENIOR NOTES

OKLAHOMA CITY – January 9, 2007 – Chaparral Energy, Inc. (Bloomberg: CHAPAR) (“Chaparral”) announced today that it has commenced a private placement offering, exempt from registration under the Securities Act of 1933, of $275 million of Senior Notes due 2017. Chaparral intends to use the net proceeds of the proposed offering to reduce outstanding indebtedness under its senior secured credit facility. Chaparral may reborrow under this credit facility, subject to its borrowing base, to fund future capital expenditures (including acquisitions) and for general working capital purposes.

The notes have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy the notes.

This press release contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events based on assumptions and estimations that management believes are reasonable given currently available information. Forward-looking statements in this press release relate to, among other things, the closing of the offering and the use of proceeds therefrom. Information on risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements is available in Chaparral’s filings with the Securities and Exchange Commission.

###